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                                                                    EXHIBIT 23.8



                         CONSENT OF RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS



    We hereby consent to the use of our report dated February 24, 1997 and of the estimates of net proved oil and material gas reserves of Convest Energy Corporation, and its wholly-owned subsidiary Edisto Exploration & Production Company, and their present values, as of December 31, 1996, 1995 and 1994, respectively, in this Form S-4 Registration Statement and the prospectus incorporated therein, and all references to our firm therein.


                                Ryder Scott Company Petroleum Engineers



                                By: /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                   --------------------------------------------

Houston, Texas
August 29, 1997